VERUS INTERNATIONAL SIGNS $605,000 NOTE; INCREASES FUNDED BACKLOG

Gaithersburg, MD – July 8, 2019 – Verus International, Inc. (“Verus” or the “Company”) (OTC:VRUS) is pleased to announce that it has strengthened its capital structure via a $605,000 fixed-rate convertible note from Eagle Equities, LLC. The note carries a 4% per annum interest rate on the principal. The note is due on July 1, 2020 and the holder can convert any amount of the principal into shares of the Company's common stock, at a price equal to $0.10 per share. Full details of the note are available in the 8-K that was filed in conjunction with this announcement.

Importantly, proceeds from the funding can be used for general corporate purposes and are not restricted to accounts receivable or other narrow applications. As the initial production of the Major League Baseball (MLB) ice cream commences this week, this new funding will enable Verus to accelerate the roll-out of this product category into additional team markets.

“The terms of this note mirror our prior funding announced two months ago, but are with a new lending source,” said Verus CEO Anshu Bhatnagar. “Gaining these terms from an additional financial institution is another vote of confidence in our strategy. These types of fixed-rate loans are outstanding, because they give us an immediate source of funds that can go directly to working capital. At this stage in our growth cycle, we have significant unfilled backlog, so the impact on revenue is nearly immediate with each new source of funds.”

Verus does not publish its unfunded backlog, which has grown considerably during 2019. This new financing will increase the funded backlog to more than $38 million in annual sales. The Company defines backlog as confirmed orders in hand along with potential expansion under contract terms with current customers. Verus is projecting rapid growth during the second half of 2019 in three major markets: the U.S., Europe and the Gulf Cooperation Council (GCC) countries.

“During the first half of the year, our confirmed backlog grew even faster than our funding, but we are taking a stair-step approach to managing this rapid growth,” explained Bhatnagar. “These smaller funding sources are part of our strategy to grow our operations to the point where we can qualify for larger sums of commercial credit. In that regard, we are currently in talks with multiple, commercial sources of capital to support our growth initiatives through the balance of this year. We have excellent visibility into 2020 and beyond, so investors should expect a heightened level of activity as we implement the next phase of our ambitious growth strategy.”

Verus will provide additional operational updates in coming weeks as its MLB-branded ice cream begins to ship. Interested investors are also invited to monitor the Company’s official Twitter feed @Verus_Foods for future information concerning Verus product announcements.

About Verus International, Inc.

Verus International operates an international food subsidiary (Verus Foods) that sells branded consumer products to customers worldwide. The Company trades on the OTC market (OTC:VRUS). Investors can find Real-Time quotes and market information for the company on www.otcmarkets.com. Additional information is also available at the Company website: www.verusfoods.com.

Safe Harbor Statement

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results to differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contacts

Investor Contact:
MKR Group Inc.
Todd Kehrli or Mark Forney

vrus@mkr-group.com